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                                                                   EXHIBIT 10.28


                           NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of September 21, 1999, by and between Chemdex Corporation., a Delaware corporation ("Chemdex") and William Klintworth ("Individual"), an employee of Promedix.com, Inc. ("Promedix.com").

                                   RECITALS

     A. Promedix.com is engaged in the business of operating an online exchange for buyers and suppliers of specialty medical products.

     B. Individual is a stockholder and an employee of Promedix.com and has confidential and proprietary information relating to the business and operation of Promedix.com.

     C. Individual's covenant not to compete with Chemdex, as reflected in this Agreement, is an essential part of the transactions described in that certain Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), among Chemdex, Popcorn Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Chemdex ("Sub"), and Promedix.com, whereby Sub will be merged with and into Promedix.com (the transactions contemplated by the Merger Agreement are referred to hereinafter as the "Merger").

     D. As a condition to its willingness to enter into the Merger Agreement, Chemdex has required that Individual agree, and Individual has agreed, to the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

     E. References to Chemdex hereinafter shall include all subsidiaries of Chemdex and shall include Promedix.com which is the surviving corporation in the Merger.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and to induce Chemdex to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Individual hereby covenants and agrees as follows:


     1.   Noncompetition.
          --------------

          (a) Individual and Chemdex agree that due to the nature of Individual's employment with Promedix.com, Individual has confidential and proprietary information relating to the business and operations of Promedix.com. Individual acknowledges that such information is of importance to the "Business" (as defined below) and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such

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information by others would cause substantial loss and harm to Promedix.com and, following the Merger, Chemdex.

          (b) During the period which shall commence at the Effective Time and shall terminate on the first anniversary of the termination of Individual's employment with the Company (such period, the "Restricted Period"), Individual shall not directly or indirectly (including without limitation, through any Affiliate (as defined below) of Individual), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant in any entity or business where such entity or business (i) devotes 20% or more of its resources to a division, group, or other subset of such entity or business, that is engaging in or is developing a business competitive with the Business or (ii) generates 20% or more of its gross revenues or earnings from a business competitive with the Business.

          (c) Notwithstanding the foregoing provisions of Section 1(b) and the restrictions set forth therein, Individual may own securities in any publicly held corporation that is covered by the restrictions set forth in Section 1(b), but only to the extent that Individual does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

          (d) The restrictions set forth in Section 1(b) shall apply to the United States (the "Business Area").

          (e) "Affiliate" as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

          (f) "Business" as used herein means the operation of a business primarily engaged in health care e-commerce.

     2.   Nonsolicitation of Chemdex Employees. During the Restricted Period,
          ------------------------------------
Individual shall not, without the prior written consent of Chemdex, directly or indirectly (including without limitation, through any Affiliate of Individual), solicit, request, cause or induce any person who is at the time, or 12 months prior thereto had been, an employee of or a consultant of Chemdex to leave the employ of or terminate such person's relationship with Chemdex.

     3.   Nonsolicitation of Customers. During the Restricted Period, Individual
          ----------------------------
shall not, directly or indirectly (including without limitation, through any Affiliate of Individual) (i) solicit, induce or attempt to induce any customer of Chemdex, including but not limited to any customer of Promedix.com that was a customer of Chemdex or Promedix.com while the Individual was an employee of Chemdex or Promedix.com, as the case may be, or during the Restricted Period, to cease doing business in whole or in part with Chemdex with respect to the Business; (ii) attempt to limit or interfere with any business agreement or relationship existing between Chemdex and/or its Affiliates with any third party; or (iii) make materially false statements, or take intentional actions, which are intended to disparage the business reputation of Chemdex (or its management team) or take any intentional actions which are intended to result in material harm

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to Chemdex's goodwill with its customers, content providers, bandwidth or other network infrastructure providers, vendors, employees, the media or the public.

     4.   Confidentiality.  Prior to the Effective Time, Individual will execute
          ---------------
Chemdex's standard employee proprietary information and invention assignment agreement.

     5.   Stay of Time.  In the event that either party shall request a court of
          ------------
competent jurisdiction (collectively a "Court") or other entity or person mutually selected by the parties to determine whether the Individual has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall resume on the date of the final order or remedy that the Court or other entity or person rules or determines that such violation occurred.

     6.   Injunctive Relief.  The remedy at law for any breach of this Agreement
          -----------------
is and will be inadequate, and in the event of a breach or threatened breach by Individual of the provisions of Sections 1, 2 or 3 of this Agreement, Promedix.com and Chemdex shall be entitled to seek an injunction restraining Individual from the conduct which would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting Promedix.com or Chemdex from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Individual.

     7.   Separate Covenants.  This Agreement shall be deemed to consist of a
          ------------------
series of separate covenants, one for each line of business carried on by the Business and each county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Individual that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Individual that are reasonable in light of the circumstances as they then exist and as are necessary to assure Promedix.com. and Chemdex of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Chemdex of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

     8.   Severability.  If any of the provisions of this Agreement shall
          ------------
otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or

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provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     9.   Construction.  This Agreement shall be construed and enforced in
          ------------
accordance with and governed by the laws of the State of Utah, without regard to principles of conflicts or choice of laws; provided, however, that with respect to activities occurring in a particular jurisdiction, the law of such jurisdiction shall apply solely to the extent it results in the greatest enforcement of the terms of this Agreement.

     10.  Amendments and Waivers.  This Agreement may be modified only by a
          ----------------------
written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

     11.  Entire Agreement.  This Agreement, together with the Merger Agreement,
          ----------------
the offer letter to which this is attached and Chemdex's employee confidentiality and investors agreement, and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by each of the parties hereto.

     12.  Counterparts.  This Agreement may be executed by the parties in
          ------------
separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

     13.  Section Headings.  The headings of each Section, subsection or other
          ----------------
subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

     14.  Assignment.  Neither this Agreement nor any right, remedy, obligation
          ----------
or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Chemdex and Promedix.com may assign their rights hereunder, without the consent of Individual, to any entity that acquires or succeeds to the Business.

     15.  Further Assurances.  From time to time, at Chemdex's request and
          ------------------
without further consideration, Individual shall execute and deliver such additional documents and take all such further action as reasonably requested by Promedix.com or Chemdex to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

     16.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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          (a)  if to Chemdex:

               Chemdex Corporation
               3950 Fabian Way
               Palo Alto, CA  94303
               Attention:  Chief Executive Officer

               with a copy to:

               Venture Law Group
               A Professional Corporation
               2775 Sand Hill Road
               Menlo Park, CA  94025
               Attention: Jeffrey Y. Suto

          (b)  if to Individual:

               to the address set forth below the name of Individual on the signature page hereof.

     17.  Effectiveness.  Notwithstanding any other provision of this Agreement,
          -------------
this Agreement shall become effective only upon the Effective Time, and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

     19.  Defined Terms.  Capitalized terms not otherwise defined herein shall
          -------------
have the meanings given to them in the Merger Agreement.

                                    ********

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     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition
Agreement as of the date first above written.

                                  CHEMDEX CORPORATION


                                  By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________



                                  INDIVIDUAL:



                                  /s/ William Klintworth
                                  ______________________
                                  Address  c/o Promedix, Inc.
                                           448 East Winchester Avenue, Suite 200
                                           Salt Lake City, UT

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